Exhibit 99.1

Editorial Contact:	Investor Contact:

Mary Camarata	Marshall Mohr

Adaptec, Inc.	Adaptec, Inc.

408-957-163	408-957-6773

mary_camarata@adaptec.com	marshall_mohr@adaptec.com

ADAPTEC UPDATES FIRST QUARTER FY 2006 FINANCIAL GUIDANCE

MILPITAS, Calif. – June 28, 2005 – Adaptec, Inc. (NASDAQ: ADPT), a global leader in storage solutions, today announced that the Company expects revenue for the first quarter of fiscal 2006 will range from $103 to $106 million, approximately 7%-10% below the low end of the Company’s revenue range projected in the earnings conference call on April 28, 2005.

The Company indicated that the average selling price for its components in the channel have declined as demand continues to shift to lower cost SATA solutions and motherboards that contain built-in SCSI I/O functionality.  In addition, systems sales to both OEM and channel customers have been lower than previously projected.

Adaptec noted that its first quarter of fiscal 2006 ends on June 30, 2005*. Revenue described in this release is based on management’s best estimates and remains subject to completion of the fiscal quarter. Although the expected loss per share will exceed previous projections, the Company will provide the actual loss per share during its regularly scheduled quarterly earnings conference call.

The Company will provide additional information and commentary regarding the Company’s financial and operating results during its regularly scheduled quarterly conference call on July 28, 2005 at 1:45 p.m. PDT. This call will be webcast and can be accessed via Adaptec’s IR web site at www.adaptec.com/investor. A replay will be available following conclusion of the call on Adaptec’s Investor Relations web site or for one week.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events or the future performance of Adaptec including, but not limited to, statements of our anticipated revenue and loss per share for the first quarter of our fiscal year 2006. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: increased market demand for lower cost SATA solutions and motherboards containing SCSI I/O functionality in the channel; difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; our target markets’ failure to accept, or delay in accepting, network storage and other advanced storage solutions, including our SAS, SATA and iSCSI lines of products; decline in consumer acceptance of our current products; the timing and volume of orders by OEM customers for storage products; our ability to control and manage costs associated with the delivery of new products; and the adverse effects of the intense competition we face in our business. For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Quarterly Report on Form 10-K for the year ended March 31, 2005, on file with the Securities and Exchange Commission. Adaptec assumes no obligation to update any forward looking information that is included in this release.

About Adaptec

Adaptec, Inc. (NASDAQ: ADPT) provides trusted storage solutions that reliably move, manage, and protect critical data and digital content. Adaptec’s software and hardware-based solutions are delivered through leading Original Equipment Manufacturers (OEMs) and channel partners to provide storage connectivity, data protection, and networked storage to enterprises, government organizations, ISPs, medium and small businesses, and consumers worldwide. Adaptec is an S&P Small Cap 600 Index member. More information is available at www.adaptec.com.

* The first quarter of fiscal 2006 ends July 1, 2005.  For presentation purposes, Adaptec financial statements show it as ending on the last day of the calendar month.